SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)     May 28, 1999
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                        McNEIL REAL ESTATE FUND XII, Ltd.
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             (Exact name of registrant as specified in its charter)





       California                     0-10743                94-2717957
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(State or other jurisdiction of     (Commission           (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)




             13760 Noel Road, Suite 600, LB70, Dallas, Texas, 75240
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               (Address of principal executive offices) (Zip code)




Registrant's telephone number, including area code    (972) 448-5800
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
ITEM 5.  OTHER EVENTS
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Teri King,  Madie Troy and Gary Vigil,  and John Does 1 through 100,  Plaintiffs
vs. McNeil Real Estate Fund XII, Ltd., Buccaneer Village Fund XII, Corp., McNeil Real Estate Management, Inc., and Jane Does 1 through 100, Defendants - District Court, City and County of Denver, State of Colorado, Case No. 98CV9156 (environmental suit).

This action was served on Defendants on May 28, 1999. The action was filed with the Court on December 3, 1998. A similar action has been filed by Plaintiffs and others against the State of Colorado and the Colorado Department of Transportation ("CDOT"). This action stems from several leaking underground storage tanks which were owned and operated by CDOT. In 1993, CDOT confirmed the presence of contaminants, including solvents and other hazardous substances, which impacted groundwater within the vicinity of the facility. Continued testing and investigation by CDOT found the contaminant plume to include groundwater located within the vicinity of The Lodge at Aspen Grove Apartments. This action is brought by current and former residents of The Lodge at Aspen Grove Apartments and includes a variety of allegations arising from what Plaintiffs contend was Defendants' failure to adequately disclose their knowledge of the plume of contaminants and possible health consequences to residents from exposure. Defendants take the position that there is no merit to any of Plaintiffs' claims and intend to vigorously defend this action.

                        McNEIL REAL ESTATE FUND XII, Ltd.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:



                               McNEIL REAL ESTATE FUND XII, Ltd.



June 22, 1999                  By: /s/  Brandon K. Flaming
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Date                               Brandon K. Flaming
                                   Chief Accounting Officer of McNeil
                                     Real Estate Management, Inc.